CERTIFICATE OF SECRETARY


     I, James W. Townsend, Jr., Secretary of First Charter Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that attached hereto is a true and correct copy of resolutions duly adopted by the Board of Directors of said corporation at a meeting of said Board of Directors duly called and held on February 17, 1993, and that such resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the corporation this 6th day of July, 1995.




                              \s\ JAMES W. TOWNSEND, JR.
                              Name: James W.Townsend, Jr.
                              Title: Secretary


(CORPORATE SEAL)
                      BOARD OF DIRECTORS OF
                    FIRST CHARTER CORPORATION
                             ______

                           RESOLUTIONS
                             ______

                        February 17, 1993


                1993 EMPLOYEE STOCK PURCHASE PLAN

     WHEREAS, the Corporation currently maintains the 1991 Employee Stock Purchase Plan (the "1991 ESPP"), pursuant to which options covering an aggregate of 29,857 shares have been granted, which options are exercisable in January 1994; and

     WHEREAS, pursuant to the terms of the 1991 ESPP, no more options are available to be granted pursuant thereto; and

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Corporation to provide a new employee stock purchase plan offering up to 100,000 shares of the Corporation to encourage stock ownership of the Corporation by the employees of the Corporation;

     NOW, THEREFORE, BE IT RESOLVED, that the 1993 Employee Stock Purchase Plan (the "Plan") as presented to the Board of Directors for review be, and it hereby is, authorized, approved and adopted in all respects, in substantially the form attached hereto as Exhibit A, with such changes, modifications and omissions as the President and Chief Executive Officer or the Chief Financial Officer may approve upon advise of counsel;

     FURTHER RESOLVED, that 100,000 shares of the Common Stock of the Corporation be, and they hereby are, reserved for issuance pursuant to the exercise of options granted under the Plan (the
"Shares");

     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered (a) to execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or other applicable form as counsel may advise) under the Securities Act of 1933, as amended (the "Securities Act") with respect to the possible sale from time to time of up to 100,000 shares of Common Stock to its employees pursuant to the exercise of options issued under the Plan, with such terms therein as the officers executing the same may approve, and (b) to execute and file all such other instruments and documents, to make all such payments, to do all such other acts and things in connection with said Registration Statement (including any post-effective amendments) as they may deem necessary or advisable in order to effect such filing and to procure the effectiveness of said Registration Statement (including any post-effective amendments) and to make such supplements to the Prospectus forming a part of said Registration Statement on Form S-8 as may be required or otherwise as they may deem advisable;

     FURTHER RESOLVED, that Lawrence M. Kimbrough and Robert O. Bratton and each of them with full power to act without the other, be, and they hereby are, authorized and empowered to sign the aforesaid Registration Statement on Form S-8 and any amendments (including post-effective amendments) thereto on behalf of and as attorneys for the Corporation and any of the following, to wit:
the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer or director of the Corporation, including the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the President of the Corporation.

     FURTHER RESOLVED, that Lawrence M. Kimbrough be, and he hereby is, appointed as the Agent for Service to be named in the aforesaid Registration Statement, with authority to receive notices and communications with respect to the registration of the Shares under the Securities Act, with all powers consequent upon such designation under the Rules and Regulations of the SEC;

     FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for distribution in various states where appropriate, that the Chief Executive Officer, Chief Financial Officer and Secretary of the Corporation hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken;

     FURTHER RESOLVED, that such officers be, and they hereby are, authorized and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares under the securities laws of any one or more of the states as such officers may deem advisable and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorney, commitments and other papers and instruments as may be required under such laws and to take any and all further actions which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interest of the Corporation;

     FURTHER RESOLVED, that upon the issuance thereof pursuant to the exercise of options granted under the Plans, the Shares shall be deemed to be fully paid and nonassessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

     FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to do all things of any and every nature whatsoever and execute all instruments, certificates and documents which they in their discretion deem necessary, appropriate or convenient to carry into effect the foregoing resolutions and the purpose and intent thereof.
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